Exhibit 99.1

Sleep Number Announces First Quarter 2026 Results

Reports First Quarter 2026 Net Sales of $319 million

Advances Turnaround Through Product and Brand Reset to Drive Sustainable Growth

Continues Focus on Long-term Capital Structure Solutions, Including Strategic and Financing Options

MINNEAPOLIS – (May 12, 2026) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended April 4, 2026.

Linda Findley, President and CEO, commented, “Q1 came in as expected given the soft start to the year, but year-over-year demand improved steadily throughout the quarter, ending with growth in March over last year. We are confident in the early positive metrics we are seeing from our new product launch and marketing campaigns, and the customer feedback on our new beds is fantastic. We believe this, combined with the full realization of our cost savings actions, puts us in line with the financial indications we highlighted in the previous earnings call.

“With the additional short-term liquidity provided by our existing lender group, we are fully focused on securing a long-term capital solution and are moving through the process of evaluating a range of strategic and financing options to maximize stakeholder value. I’m proud of the significant progress the team has made on the turnaround, and I believe we have positioned Sleep Number well for future growth.”

First Quarter Overview (all comparisons year-over-year unless otherwise noted)

•Net sales of $319 million were down 18.9%, driven by lower volume and a reduced store count.
•Gross profit was $185 million, a decrease of $56 million. Gross profit margin of 57.9% compared to 61.2% for the same period last year, primarily driven by a shift in mix to the new ComfortMode bed and discounting of legacy inventory.
•Operating expenses were $221 million. Adjusted operating expenses before restructuring and other non-recurring costs were $195 million, a decrease of $42 million, or 18%, driven by lower marketing and selling expenses, general and administrative expenses, and research and development expenses.
•Restructuring and other non-recurring costs in the quarter were $22 million, primarily driven by store and office closure costs, strategic alternative legal and advisory fees, other professional and bank fees and severance related expenses.
•Net loss was $50 million, compared to a net loss of $9 million for the same period last year, driven primarily by lower net sales, partially offset by lower operating expenses.
•Adjusted EBITDA was $6 million, down 74%, driven by a decline in net sales and associated loss of fixed cost leverage, partially offset by lower operating expenses. Adjusted EBITDA margin of 1.8%, down 380 basis points ("bps").

Cash Flows, Liquidity and Balance Sheet Highlights (all comparisons year-over-year unless otherwise noted)

•Net cash used in year-to-date operating activities was $8 million, down $5 million.
•Year-to-date Free cash flow was a use of $13.2 million.

Sleep Number Announces First Quarter 2026 Results - Page 2 of 9
Additional Business Highlights

Sleep Number is executing a turnaround strategy centered on product, marketing and distribution with ongoing cost savings and operating efficiencies to reignite growth and increase financial resilience. Recent highlights include:

•Product Portfolio Transformation – Completed the largest product redesign in nearly a decade, and all stores are fully reset. Early customer response has been encouraging, with initial indicators showing improved product engagement, strong attachment to the ComfortNext portfolio and a simplified shopping experience across stores and digital channels.
•Modernized Marketing Foundation – Launched “To a Good Life’s Sleep™,” the company’s first major integrated campaign in several years and the next phase of its brand evolution. The campaign supports the redesigned portfolio with benefit-led messaging focused on personalized, adjustable comfort that adapts as customers’ needs change.
•Cost Structure Reset – Continued to right-size the fixed cost base, with approximately $200 million of annualized cost savings already executed, including efficiencies across G&A, corporate structure, technology and real estate.
•Capital Structure Review – Reached an agreement with existing lenders that provides relief from certain financial covenants and adds $55 million of incremental liquidity, including a new $25 million term loan as detailed in the company's prior press release and Form 8-K filed on April 28, 2026. The agreement provides additional stability and flexibility to continue executing the turnaround while the company works with advisors to evaluate strategic and financing options for a longer-term capital structure solution.

Financial Outlook

In connection with the company's previously announced engagement of Guggenheim Securities to evaluate strategic and financing options, the company is not providing financial guidance. The company, however, expects performance to be consistent with the financial indications it provided on the 2025 fourth quarter and full year earnings call. The company does not intend to provide forward-looking financial guidance while the strategic process is ongoing.

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 8:30 a.m. ET (7:30 a.m. CT; 5:30 a.m. PT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number® is the leader in personalized sleep wellness. Its mattresses are designed to evolve with each sleeper to help them feel and perform their best. With adjustable firmness, pressure-relieving support and temperature balancing comfort built into every mattress, Sleep Number beds adapt to customers’ changing needs, night after night, year after year.

Backed by almost 40 years of innovation, 1,000+ patents and patents pending, and billions of hours of sleep data, Sleep Number has helped more than 16 million people achieve their best sleep. The fully integrated model ensures quality, durability, and care at every step—from design and craftsmanship to delivery and long-term support.

Sleep Number products are awarded the industry's top recognitions, including ranked #1 in customer satisfaction for mattresses purchased in-store and online, and #1 in comfort, by J.D. Power. In addition, the company is the Official Sleep + Wellness Partner of the NFL, marking a relationship that leverages players, team partnerships, and league-wide initiatives to amplify brand awareness and drive consumer engagement.

Sleep Number Announces First Quarter 2026 Results - Page 3 of 9

Sleep Number mattresses, bases, bedding, and furniture are available exclusively at its over 570 stores nationwide and online. To learn more, visit SleepNumber.com or a store near you.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance, such as the statements about the company’s ability to: advance and execute its turnaround to drive growth and increase financial resilience; achieve and fully realize cost savings and operational efficiencies; perform in line with its financial indications highlighted in the previous earnings call; successfully evaluate and execute strategic and financing options to achieve a long-term capital structure solution to maximize value; and realize the expected benefits from its new product portfolio and marketing initiatives are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially, including its ability to continue as a going concern as detailed in the company's Annual Report on Form 10-K for fiscal year 2025 and its Quarterly Report on Form 10-Q for the first quarter of fiscal 2026 and secure a long-term capital solution through an evaluation of strategic and financing options. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: investorrelations@sleepnumber.com
Media Contact: Muriel Lussier, muriel.lussier@sleepnumber.com

Sleep Number Announces First Quarter 2026 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 4, 2026	% of Net Sales	March 29, 2025	% of Net Sales
Net sales	$318,987	100.0%	$393,261	100.0%
Cost of sales	134,372	42.1%	152,726	38.8%
Gross profit	184,615	57.9%	240,535	61.2%
Operating expenses:
Sales and marketing	160,795	50.4%	189,103	48.1%
General and administrative	33,592	10.5%	38,619	9.8%
Research and development	5,348	1.7%	10,903	2.8%
Restructuring costs	21,736	6.8%	60	0.0%
Total operating expenses	221,471	69.4%	238,685	60.7%
Operating (loss) income	(36,856)	(11.6%)	1,850	0.5%
Interest expense, net	13,103	4.1%	11,081	2.8%
Loss before income taxes	(49,959)	(15.7%)	(9,231)	(2.3%)
Income tax expense (benefit)	338	0.1%	(585)	(0.1%)
Net loss	$(50,297)	(15.8%)	$(8,646)	(2.2%)

Net loss per share – basic and diluted	$(2.19)		$(0.38)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,991		22,706
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,991		22,706

For the three months ended April 4, 2026 and March 29, 2025, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces First Quarter 2026 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	April 4, 2026	January 3, 2026
Assets
Current assets:
Cash and cash equivalents	$1,484	$1,693
Accounts receivable, net of allowances of $656 and $694, respectively	13,354	15,502
Inventories	78,216	82,233
Prepaid expenses	19,727	13,656
Other current assets	30,694	36,873
Total current assets	143,475	149,957
Non-current assets:
Property and equipment, net	73,755	86,528
Operating lease right-of-use assets	295,315	311,723
Goodwill and intangible assets, net	66,131	66,186
Deferred income taxes	399	399
Other non-current assets	61,933	65,267
Total assets	$641,008	$680,060
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under credit facility	$605,600	$588,200
Accounts payable	116,395	117,977
Customer prepayments	43,338	39,527
Accrued sales returns	12,266	12,817
Compensation and benefits	19,415	14,975
Taxes and withholding	10,908	11,429
Operating lease liabilities	79,340	81,191
Other current liabilities	44,447	46,430
Total current liabilities	931,709	912,546
Non-current liabilities:
Operating lease liabilities	268,697	273,111
Other non-current liabilities	66,921	72,878
Total liabilities	1,267,327	1,258,535
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 23,049 and 22,860 shares issued and outstanding, respectively	230	229
Additional paid-in capital	34,906	32,454
Accumulated deficit	(661,455)	(611,158)
Total shareholders’ deficit	(626,319)	(578,475)
Total liabilities and shareholders’ deficit	$641,008	$680,060

Sleep Number Announces First Quarter 2026 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Net loss	$(50,297)	$(8,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,371	14,836
Stock-based compensation	2,826	3,951
Inventory obsolescence write off	2,099	—
Loss on disposal and impairment of leased assets	17,539	17
Deferred income taxes	—	(1,321)
Changes in operating assets and liabilities:
Accounts receivable	2,148	3,291
Inventories	1,918	(724)
Income taxes	482	736
Prepaid expenses and other assets	(4,266)	781
Accounts payable	3,818	8,784
Customer prepayments	3,811	(6,576)
Accrued compensation and benefits	4,354	(9,686)
Other taxes and withholding	(1,003)	(1,925)
Other accruals and liabilities	(3,551)	(6,144)
Net cash used in operating activities	(7,751)	(2,626)

Cash flows from investing activities:
Purchases of property and equipment	(5,441)	(4,599)
Net cash used in investing activities	(5,441)	(4,599)

Cash flows from financing activities:
Net increase in short-term borrowings	13,805	9,087
Repurchases of common stock	(373)	(563)
Debt issuance costs	(449)	(1,558)
Net cash provided by financing activities	12,983	6,966

Net decrease in cash and cash equivalents	(209)	(259)
Cash and cash equivalents, at beginning of period	1,693	1,950
Cash and cash equivalents, at end of period	$1,484	$1,691

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SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
Percent of sales:
Retail stores	87.0%	87.6%
Online, phone, chat and other	13.0%	12.4%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(17%)	(15%)
Online, phone and chat	(15%)	(12%)
Total Retail comparable sales change	(16%)	(15%)
Net opened/closed stores and other	(3%)	(1%)
Total Company	(19%)	(16%)

Stores open:
Beginning of period	600	640
Opened	—	2
Closed	(23)	(5)
End of period	577	637

Other metrics:
Average sales per store ($ in 000's)[1]	$2,170	$2,495
Average sales per square foot[1]	$700	$807
Stores > $2 million net sales[2]	31%	51%
Stores > $3 million net sales[2]	6%	15%
Average revenue per mattress unit[3]	$6,021	$5,992

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail net sales divided by Total Retail mattress units.

Sleep Number Announces First Quarter 2026 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net loss plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation, restructuring costs, other non-recurring items, and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
Net loss	$(50,297)	$(8,646)	$(173,609)	$(21,498)
Income tax expense (benefit)	338	(585)	36,907	(6,472)
Interest expense	13,103	11,081	51,404	47,150
Depreciation and amortization	11,126	14,406	49,889	62,240
Stock-based compensation	2,827	3,951	5,158	11,278
Restructuring costs[1]	21,736	60	72,373	7,526
Other non-recurring items[2]	6,917	1,774	19,841	2,772
Asset impairments	—	—	—	1,220
Adjusted EBITDA	$5,750	$22,041	$61,963	$104,216
1 Represents costs related to business restructuring actions.
2 Non‑recurring costs represent discrete, non‑operational items, including obsolete inventory associated with the Company’s product transition, strategic alternative legal and advisory fees, executive transition and search fees, proxy contest costs, public debt issuance cost write-off, tax matters and other non‑routine professional and bank fees. These amounts are treated as permitted add-backs in the calculation of Adjusted EBITDA in accordance with the Company’s Credit Agreement.

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
Net cash used in operating activities	$(7,751)	$(2,626)	$(8,408)	$(9,228)
Subtract: Purchases of property and equipment	5,441	4,599	15,249	18,796
Free cash flow	$(13,192)	$(7,225)	$(23,657)	$(28,024)

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)

	Three Months Ended
	April 4, 2026	March 29, 2025
Operating expenses	$221,471	$238,685
Subtract: Restructuring costs	21,736	60
Subtract: Other non-recurring items[1]	4,818	1,774
Non-GAAP operating expenses	$194,917	$236,851
Adjusted operating expense reduction versus prior period, excluding restructuring costs and non-recurring items	$41,934
1 Excludes inventory obsolescence write off of $2.1 million recorded in the three months ended April 4, 2026, which is included in the cost of sales line on the consolidated statement of operations.
Note - Our Adjusted EBITDA, Free Cash Flow and Adjusted Operating Expenses are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First Quarter 2026 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	April 4, 2026	March 29, 2025
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating (loss) income	$(85,299)	$19,180
Add: Operating lease interest[1]	23,832	26,098
Less: Income taxes[2]	7,902	(10,022)
Adjusted NOPAT	$(53,565)	$35,256

Average adjusted invested capital
Total deficit	$(626,317)	$(456,844)
Add: Long-term debt[3]	605,720	557,921
Add: Operating lease liabilities[4]	348,037	376,909
Total adjusted invested capital at end of period	$327,440	$477,986

Average adjusted invested capital[5]	$408,437	$487,361

Adjusted ROIC[6]	(13.1%)	7.2%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 12.9% and 22.1% for April 4, 2026 and March 29, 2025, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - The Company's Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.